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                                                                         PAGE 24

                                   EXHIBIT 5

                      UNITED STATES AIRLEASE HOLDING, INC.

                  DIRECTOR AND EXECUTIVE OFFICERS INFORMATION

     The following table sets forth the names, addresses and principal occupations of the executive officers and directors of United States Airlease Holding, Inc (directors are indicated by asterisk). Each such person is a citizen of the United States and director of United States Airlease Holding, Inc.



                                                                                              NUMBER            NATURE OF
               NAME AND                                                                      OF UNITS          BENEFICIAL
           BUSINESS ADDRESS                     PRINCIPAL OCCUPATION                          OWNED             OWNERSHIP
           ----------------                     --------------------                       -----------         -----------
*David B. Gebler                         Senior Vice President                                  700                (1)
555 California Street                    San Francisco, CA
San Francisco, CA 94104                  (principal business:
                                         banking and finance)

Candace L. Hage                          Senior Vice President
555 California Street                    San Francisco, CA
San Francisco, CA 94104                  (principal business:
                                         banking and finance)

*Richard V. Harris                       Chairman of the Board and President
555 California Street                    San Francisco, CA
San Francisco, CA 94104                  (principal business:
                                         banking and finance)

Terri L. Kwiatek                         Senior Vice President
555 California Street                    San Francisco, CA
San Francisco, CA 94104                  (principal business:
                                         banking and finance)

Durian D. Pingree                        Senior Vice President
555 California Street                    San Francisco, CA
San Francisco, CA 94104                  (principal business:
                                         banking and finance)

Richard A. Rodgers                       Senior Vice President
555 California Street                    San Francisco, CA
San Francisco, CA 94104                  (principal business:
                                         banking and finance)

*K. Thomas Rose                          Executive Vice President
555 California Street                    San Francisco, CA
San Francisco, CA 94104                  (principal business:
                                         banking and finance)

(1) Includes 200 units held by Mr. Gebler as custodian for a minor child as to which Mr. Gebler has shared voting and investment power and as to which beneficial ownership is disclaimed.
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                                                                         PAGE 25

                                                                                         NUMBER               NATURE OF
               NAME AND                                                                 OF UNITS             BENEFICIAL
           BUSINESS ADDRESS                     PRINCIPAL OCCUPATION                     OWNED               OWNERSHIP
           ----------------                     --------------------                   --------              ---------
Richard C. Walter                        Senior Vice President
555 California Street                    San Francisco, CA
San Francisco, CA 94104                  (principal business:
                                         banking and finance)